UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2004

Dot Hill Systems Corp.

(Exact name of registrant as specified in its charter)

Delaware	1-13317	13-3460176
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6305 El Camino Real, Carlsbad, California		92009
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (760) 931-5500

Not Applicable.
(Former name or former address, if changed since last report.)

Item 5.                                                           Other Events.

On August 3, 2004, we announced that James L. Lambert has been appointed vice chairman of our board of directors and will continue as our chief executive officer, and that Dana W. Kammersgard has been appointed as our president.  The press release dated August 3, 2004 is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 7.                                                           Financial Statements and Exhibits.

(c)                                                                                  Exhibits

99.1	Press release of Dot Hill Systems Corp. dated August 3, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOT HILL SYSTEMS CORP.

	By:	/s/ PRESTON ROMM
Preston Romm Chief Financial Officer, Vice President, Finance, Secretary and Treasurer

Date: August 3, 2004

INDEX TO EXHIBITS

99.1	Press release of Dot Hill Systems Corp. dated August 3, 2004.